UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

CME GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Leadership Transition

On June 17, 2026, CME Group Inc. (the “Company”) announced that Terrence A. Duffy, the Company’s current Chairman and Chief Executive Officer, will become the Company’s Executive Chairman, and Lynne C. Fitzpatrick, the Company’s current President and Chief Financial Officer, will succeed Mr. Duffy as the Company’s Chief Executive Officer (the “Leadership Transition”). The Leadership Transition was approved by the Board of Directors on June 16, 2026 and will become effective on the later of March 1, 2027, and the date on which the Company files its Annual Report on Form 10-K with respect to 2026 (the “Transition Date”).

Mr. Duffy will continue to serve as the Company’s Chief Executive Officer through the Transition Date and will then serve as the Company’s Executive Chairman from the Transition Date through December 31, 2027. Ms. Fitzpatrick will continue to serve as the Company’s President and Chief Financial Officer through the Transition Date and will then assume the role of Chief Executive Officer and be appointed to the Board and its Executive Committee on the Transition Date. The Company will initiate a search of potential candidates for a successor to Ms. Fitzpatrick as the Company’s Chief Financial Officer.

Ms. Fitzpatrick, age 48, has served as the Company’s President and Chief Financial Officer since November 2024, when her role expanded to oversee human resources and transformation and execution, as well as her prior responsibilities for overseeing the Company’s finance functions. She previously served as Chief Financial Officer since April 2023, Deputy Chief Financial Officer since 2022 and Managing Director of Corporate Development and Treasurer of the Company since 2017. Since joining the Company in 2006, Ms. Fitzpatrick has held a variety of positions with increasing levels of responsibility within the organization. Prior to her employment with the Company, she worked as an investment banker at Credit Suisse and UBS.

Agreement with Terrence A. Duffy

Mr. Duffy’s current Amended and Restated Agreement with the Company, dated November 5, 2024 (the “Duffy Employment Agreement”), will continue to apply through December 31, 2026, at which point it will expire in accordance with its terms. In connection with the Leadership Transition, on June 16, 2026, the Company and Mr. Duffy entered into a Transition and Executive Chairman Agreement (the “Duffy Transition Agreement”) setting forth the terms and conditions of Mr. Duffy’s continued service as (i) Chairman and Chief Executive Officer from January 1, 2027, through the Transition Date (the “Duffy CEO Period”) and (ii) Executive Chairman from the Transition Date through December 31, 2027 (the “Duffy Chairman Period” and together with the Duffy CEO Period, the “Duffy Executive Period”).

Under the terms of the Duffy Transition Agreement, during the Duffy Executive Period, Mr. Duffy’s annual base salary, annual bonus opportunity, annual long-term incentive opportunity, employee benefits and severance benefits will generally remain the same as in effect under the Duffy Employment Agreement, except that (i) his long-term incentive opportunity will be granted in fully vested shares of Class A common stock of the Company in September 2027, (ii) his outstanding performance-based equity awards (other than the performance award for the performance period ending December 31, 2026, which will vest on March 15, 2027 based on actual performance) will vest at the target level of performance as of the Transition Date, subject to his execution of a release of claims and (iii) his annual bonus opportunity under the Company’s annual incentive plan for the 2027 plan year will not have a requirement to remain employed after year-end, subject to his execution of a release of claims.

Under the terms of the Duffy Transition Agreement, during the Duffy CEO Period, Mr. Duffy’s duties and responsibilities will remain the same as set forth in the Duffy Employment Agreement, and during the Duffy Chairman Period, Mr. Duffy’s duties and responsibilities will be, among other things, to facilitate a successful CEO transition, maintain leadership continuity, and assist the Board in fulfilling its governance and strategic oversight responsibilities. The restrictive covenants in the Duffy Transition Agreement are substantially the same as those in the Duffy Employment Agreement.

The foregoing description of the Duffy Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Duffy Transition Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Agreement with Lynne C. Fitzpatrick

In connection with the Leadership Transition, on June 16, 2026, the Company and Ms. Fitzpatrick entered into an Employment Agreement (the “Fitzpatrick Agreement”) setting forth the terms and conditions of Ms. Fitzpatrick’s service as Chief Executive Officer commencing as of the Transition Date (or earlier if Mr. Duffy is no longer serving in such role).

Under the terms of the Fitzpatrick Agreement, as of the Transition Date, Ms. Fitzpatrick’s annual base salary will be $1.2 million, her annual bonus opportunity will be 200% of her annual base salary and her annual long-term incentive opportunity will be 700% of her annual base salary. Ms. Fitzpatrick will continue to be eligible to participate in all retirement, welfare and other benefit plans made available by the Company to its executives generally.

The Fitzpatrick Agreement requires that, upon a qualifying termination of employment without cause or a resignation with good reason, the Company provide Ms. Fitzpatrick with the following severance benefits, subject to Ms. Fitzpatrick’s execution of a release of claims: (i) a lump sum payment equal to two times her annual base salary, (ii) a pro-rated annual bonus, and the employment requirement on the payment date for completed plan years that have not yet been paid shall be waived if she was employed on December 31 of such completed plan year, (iii) accelerated vesting in respect of 75% of any unvested restricted share awards and continued vesting of 25% of any unvested performance-based equity awards, unless otherwise more favorable treatment is approved by the Compensation Committee of the Board, and (iv) 18 months of Company-paid healthcare coverage. In the event Ms. Fitzpatrick is terminated for any reason prior to the Transition Date or the Company has announced prior to the Transition Date that Ms. Fitzpatrick will not be appointed to the position of Chief Executive Officer, the Fitzpatrick Agreement will terminate, but if she voluntarily resigns her employment within 30 days of the occurrence of such announcement or if her employment is terminated by the Company without cause between the date of the Fitzpatrick Agreement and the date immediately prior to the Transition Date, then the Company will provide Ms. Fitzpatrick the same severance payments and benefits as described above but using her current annual base salary and annual target bonus opportunity to calculate such severance.

Under the terms of the Fitzpatrick Agreement, Ms. Fitzpatrick will be subject to a non-competition and non-solicitation covenant for 12 months following the termination of her employment with the Company.

The foregoing description of the Fitzpatrick Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Fitzpatrick Agreement, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 17, 2026, the Company issued a press release relating to the Leadership Transition. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

The information furnished under Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information furnished under Item 7.01 of this report shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Transition and Executive Chairman Agreement, dated June 16, 2026, between CME Group Inc. and Terrence A. Duffy.

10.2	Employment Agreement, dated June 16, 2026, between CME Group, Inc. and Lynne C. Fitzpatrick.

99.1	Press release dated June 17, 2026.

104	The cover page from CME Group Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: June 17, 2026	By:	/s/ Lynne Fitzpatrick
	Name:	Lynne Fitzpatrick
	Title:	Senior Managing Director, President and Chief Financial Officer